SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-BET HOLDINGS INC-A

GABELLI FUNDS, INC.

          THE GABELLI COUCH POTATO FUND

                    1/17/96            1,000            24.6750


GAMCO INVESTORS, INC.

                    2/14/96            2,000-           30.0000

                    2/12/96              700-           28.6250

                    2/07/96            1,000-           28.0000

                    2/05/96              300-           26.8750

                    2/05/96            2,000            26.3750

                    1/31/96            3,000            24.0000

                    1/30/96              200-             *DO

                    1/23/96              300-           24.2500

                    1/23/96            2,000            24.0000







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.




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